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                                                                     EXHIBIT 4.1

                         ERICO INTERNATIONAL CORPORATION

                   8 7/8% SENIOR SUBORDINATED NOTES DUE 2012

                                    INDENTURE

                          DATED AS OF FEBRUARY 20, 2004

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                                TABLE OF CONTENTS

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                                                       ARTICLE I

                                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions.................................................................................      1
Section 1.02.       Other Definitions...........................................................................     29
Section 1.03.       Incorporation by Reference of Trust Indenture Act...........................................     30
Section 1.04.       Rules of Construction.......................................................................     30

                                                      ARTICLE II

                                                       THE NOTES

Section 2.01.       Form and Dating.............................................................................     31
Section 2.02.       Execution and Authentication................................................................     32
Section 2.03.       Registrar and Paying Agent..................................................................     32
Section 2.04.       Paying Agent to Hold Money in Trust.........................................................     32
Section 2.05.       Holder Lists................................................................................     33
Section 2.06.       Transfer and Exchange.......................................................................     33
Section 2.07.       Legends.....................................................................................     43
Section 2.08.       Replacement Notes...........................................................................     44
Section 2.09.       Outstanding Notes...........................................................................     45
Section 2.10.       Treasury Notes..............................................................................     45
Section 2.11.       Temporary Notes.............................................................................     45
Section 2.12.       Cancellation................................................................................     46
Section 2.13.       Defaulted Interest..........................................................................     46
Section 2.14.       Record Date.................................................................................     46
Section 2.15.       Computation of Interest.....................................................................     46
Section 2.16.       CUSIP Number................................................................................     46

                                                      ARTICLE III

                                               REDEMPTION AND PREPAYMENT

Section 3.01.       Notices.....................................................................................     46
Section 3.02.       Selection of Notes to Be Redeemed...........................................................     47
Section 3.03.       Notice of Redemption........................................................................     47
Section 3.04.       Effect of Notice of Redemption..............................................................     48
Section 3.05.       Deposit of Redemption Price.................................................................     48
Section 3.06.       Notes Redeemed in Part......................................................................     48
Section 3.07.       Optional Redemption.........................................................................     49
Section 3.08.       Mandatory Redemption........................................................................     49
Section 3.09.       Offer to Purchase by Application of Excess Proceeds.........................................     49
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                                                      ARTICLE IV

                                                       COVENANTS

Section 4.01.       Payment of Notes............................................................................     51
Section 4.02.       Maintenance of Office or Agency.............................................................     52
Section 4.03.       Reports.....................................................................................     52
Section 4.04.       Compliance Certificate......................................................................     53
Section 4.05.       Taxes.......................................................................................     53
Section 4.06.       Stay, Extension and Usury Laws..............................................................     54
Section 4.07.       Limitation on Restricted Payments...........................................................     54
Section 4.08.       Limitation on Restrictions on Distributions from Restricted Subsidiaries....................     58
Section 4.09.       Limitations on Indebtedness.................................................................     60
Section 4.10.       Limitation on Layering Indebtedness.........................................................     64
Section 4.11.       Limitation on Sales of Assets and Subsidiary Stock..........................................     64
Section 4.12.       Limitations on Affiliate Transactions.......................................................     66
Section 4.13.       Limitations on Liens........................................................................     67
Section 4.14.       Business Activities.........................................................................     68
Section 4.15.       Corporate Existence.........................................................................     68
Section 4.16.       Change of Control...........................................................................     68
Section 4.17.       Limitation on Sales of Capital Stock of Restricted Subsidiaries.............................     69
Section 4.18.       Payments for Consent........................................................................     70
Section 4.19.       Future Subsidiary Guarantors................................................................     70

                                                       ARTICLE V

                                                      SUCCESSORS

Section 5.01.       Merger, Consolidation, Etc..................................................................     70
Section 5.02.       Limitation on Lines of Business.............................................................     72

                                                      ARTICLE VI

                                                 DEFAULTS AND REMEDIES

Section 6.01.       Events of Default...........................................................................     72
Section 6.02.       Acceleration................................................................................     74
Section 6.03.       Other Remedies..............................................................................     74
Section 6.04.       Waiver of Past Defaults.....................................................................     74
Section 6.05.       Control by Majority.........................................................................     74
Section 6.06.       Limitation on Suits.........................................................................     75
Section 6.07.       Rights of Holders of Notes to Receive Payment...............................................     75
Section 6.08.       Collection Suit.............................................................................     75
Section 6.09.       Trustee May File Proofs of Claim............................................................     76
Section 6.10.       Priorities..................................................................................     76
Section 6.11.       Undertaking for Costs.......................................................................     76
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                                                      ARTICLE VII

                                                        TRUSTEE

Section 7.01.       Duties of Trustee...........................................................................     77
Section 7.02.       Rights of Trustee...........................................................................     78
Section 7.03.       Individual Rights of Trustee................................................................     78
Section 7.04.       Trustee's Disclaimer........................................................................     79
Section 7.05.       Notice of Defaults..........................................................................     79
Section 7.06.       Reports by Trustee to Holders of the Notes..................................................     79
Section 7.07.       Compensation and Indemnity..................................................................     79
Section 7.08.       Replacement of Trustee......................................................................     80
Section 7.09.       Successor Trustee by Merger, etc............................................................     81
Section 7.10.       Eligibility; Disqualification...............................................................     81
Section 7.11.       Preferential Collection of Claims Against Company...........................................     81

                                                     ARTICLE VIII

                                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance....................................     82
Section 8.02.       Legal Defeasance and Discharge..............................................................     82
Section 8.03.       Covenant Defeasance.........................................................................     82
Section 8.04.       Conditions to Legal or Covenant Defeasance..................................................     83
Section 8.05.       Deposited Money and U.S. Government Obligations to Be Held in Trust;
                      Other Miscellaneous Provisions............................................................     84
Section 8.06.       Repayment to Company........................................................................     85
Section 8.07.       Reinstatement...............................................................................     85

                                                      ARTICLE IX

                                           AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.       Without Consent of Holders of Notes.........................................................     85
Section 9.02.       With Consent of Holders of Notes............................................................     86
Section 9.03.       Compliance with Trust Indenture Act.........................................................     88
Section 9.04.       Revocation and Effect of Consents...........................................................     88
Section 9.05.       Notation on or Exchange of Notes............................................................     88
Section 9.06.       Trustee to Sign Amendments, etc.............................................................     88

                                                       ARTICLE X

                                                     SUBORDINATION

Section 10.01.      Agreement to Subordinate....................................................................     89
Section 10.02.      Liquidation; Dissolution; Bankruptcy........................................................     89
Section 10.03.      Default on Designated Senior Debt...........................................................     89
Section 10.04.      Acceleration of Notes.......................................................................     90
Section 10.05.      When Distribution Must Be Paid Over.........................................................     90
Section 10.06.      Notice by Company...........................................................................     91
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Section 10.07.      Subrogation.................................................................................     91
Section 10.08.      Relative Rights.............................................................................     91
Section 10.09.      Subordination May Not Be Impaired by Company................................................     91
Section 10.10.      Distribution or Notice to Representative....................................................     92
Section 10.11.      Rights of Trustee and Paying Agent..........................................................     92
Section 10.12.      Authorization to Effect Subordination.......................................................     92
Section 10.13.      Amendments..................................................................................     92
Section 10.14.      Trustee Not Fiduciary for Holders of Senior Debt............................................     92
Section 10.15.      No Waiver...................................................................................     93

                                                      ARTICLE XI

                                                 SUBSIDIARY GUARANTEES

Section 11.01.      Subsidiary Guarantees.......................................................................     93
Section 11.02.      Limitation on Subsidiary Guarantor Liability................................................     94
Section 11.03.      Execution and Delivery of Subsidiary Guarantee..............................................     94
Section 11.04.      Subsidiary Guarantors May Consolidate, etc., on Certain Terms...............................     95
Section 11.05.      Releases Following Sale of Assets...........................................................     96
Section 11.06.      Subordination of Subsidiary Guarantee.......................................................     96

                                                      ARTICLE XII

                                              SATISFACTION AND DISCHARGE

Section 12.01.      Satisfaction and Discharge..................................................................     97
Section 12.02.      Application of Trust Money..................................................................     97

                                                     ARTICLE XIII

                                                     MISCELLANEOUS

Section 13.01.      Trust Indenture Act Controls................................................................     98
Section 13.02.      Notices.....................................................................................     98
Section 13.03.      Communication by Holders of Notes with Other Holders of Notes...............................     99
Section 13.04.      Certificate and Opinion as to Conditions Precedent..........................................     99
Section 13.05.      Statements Required in Certificate or Opinion...............................................     99
Section 13.06.      Rules by Trustee and Agents.................................................................    100
Section 13.07.      No Personal Liability of Directors, Officers, Employees and Stockholders....................    100
Section 13.08.      Governing Law...............................................................................    100
Section 13.09.      No Adverse Interpretation of Other Agreements...............................................    100
Section 13.10.      Successors..................................................................................    100
Section 13.11.      Severability................................................................................    101
Section 13.12.      Counterpart Originals.......................................................................    101
Section 13.13.      Table of Contents, Headings, etc............................................................    101
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SCHEDULES AND EXHIBITS

Schedule 1        SUBSIDIARY GUARANTORS

Exhibit A         FORM OF NOTE

Exhibit B         FORM OF CERTIFICATE OF TRANSFER

Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                    INVESTOR

Exhibit E         FORM OF SUBSIDIARY GUARANTEE

Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

                                    INDENTURE

                  INDENTURE dated as of February 20, 2004 by and among ERICO International Corporation, an Ohio corporation (the "Company"), the Subsidiary Guarantors set forth on Schedule 1 hereto, and Wells Fargo Bank, N.A., as trustee (the "Trustee").

                  The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 7/8% Senior Subordinated Notes due 2012.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01. Definitions.

                  "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

                  "Additional Assets" means:

                  (1) any assets (other than Indebtedness and securities) to be used by the Company or a Restricted Subsidiary of the Company in a Related Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional Notes" means Notes, in addition to, and having identical terms (except that the date of original issuance shall be a date following the Issue Date) as the Initial Notes and issued in accordance with
Section 2.02 and in compliance with Section 4.09.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, however, that no lender under the Credit Agreement shall be treated as an Affiliate solely by virtue of the exercise of its rights and remedies thereunder. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "amend" means amend, modify, supplement, restate or amend and restate, including successively, and "amending" and "amended" have correlative meanings.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "asset" means any asset or property, whether real, personal or mixed, tangible or intangible.

                  "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

                  (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

                  (2) the sale of Cash Equivalents in the ordinary course of business;

                  (3) dispositions of inventory in the ordinary course of business;

                  (4) dispositions of obsolete or worn-out equipment or equipment that is no longer useful in the conduct of the business of the Company and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

                  (5)      transactions permitted under Section 5.01 hereof;

                  (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                  (7) for purposes of Section 4.11 only, the making of a Permitted Investment or a disposition subject to and permitted by
         Section 4.07 hereof;

                  (8) dispositions of assets with an aggregate fair market value since the Issue Date of less than $1.5 million;

                  (9) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

                  (10)     dispositions in connection with Permitted Liens; and

                  (11) sales of accounts receivable or inventory and related assets or an interest therein of the type described in the definition of "Permitted Securitization Transaction" to a Securitization Entity for the fair market value thereof, other than in connection with the disposition of a business or a disposition of defaulted receivables for collection and not as a financing arrangement.

                  "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "Person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "Person" shall be deemed to have beneficial ownership of all securities that such "Person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP.

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                  "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the government or any agency or instrumentality (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition thereof, having a credit rating of at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc.;

                  (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

                  (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

                  (6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

                  "Cedel" means Clearstream Banking, formerly known as Cedel Bank, societe anonyme.

                  "Change of Control" means:

                  (1) any "Person" or "group" of related Persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, Holdings or Global or one or more of their respective Wholly-Owned Subsidiaries (to the extent such entities continue to be Affiliates of the Permitted Holders) or one or more Permitted Holders, is or becomes the Beneficial Owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person or group shall be deemed to have "beneficial ownership" of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power (including by the terms of the organizational document governing such shares, any agreement or otherwise) of the Voting Stock of the Company, Holdings or Global (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such Person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such Person or group "beneficially owns," directly or indirectly, more than 50% of the vot-ing power (including by the terms of the organizational documents governing such shares, agreement or otherwise) of the Voting Stock of such parent entity); or

                  (2) the first day on which a majority of the members of the board of directors of any of the Company, Holdings or Global are not Continuing Directors; or

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, Holdings or Global and the Restricted Subsidiaries, taken as a whole, to any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, Holdings or Global or one or more of their Wholly-Owned Subsidiaries or a Permitted Holder; or

                  (4) the adoption by the stockholders of the Company, Holdings or Global of a plan or proposal for the liquidation or dissolution of the Company, Holdings or Global.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission.

                  "Commodity Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent on, fluctuations in commodity prices.

                  "Company" means ERICO International Corporation, an Ohio corporation, and any and all successors thereto.

                  "Consolidated Coverage Ratio" means, with respect to any Person, as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are in existence to
(y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1)      if the Company or any Restricted Subsidiary:

                           (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility, including, without limitation, the Credit Agreement, outstanding on the date of such calculation shall be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                           (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness in full since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit or other working capital facility, including, without limitation, the Credit Agreement, unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

                           (a) the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

                           (b) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (4) if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated EBITDA" means, without duplication:

                  (1)      the Consolidated Net Income for such period; plus

                  (2) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

                           (a)      Consolidated Interest Expense;

                           (b)      Consolidated Income Taxes;

                           (c) consolidated depreciation expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP;

                           (d) consolidated amortization of intangibles of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; and

                           (e) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period, or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); minus

                  (3) the aggregate amount of all non-cash charges, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

                  Notwithstanding the preceding sentence, amounts under clauses
(2)(b) through (e) and clause (3), to the extent relating to amounts of a Restricted Subsidiary of a Person, shall be added to or subtracted from Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (b) through (e) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP, whether paid or accrued, plus, to the extent not included in such interest expense:

                  (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

                  (2) amortization of issuance costs, debt discount or premium, and other financing fees and expenses;

                  (3)      non-cash interest expense;

                  (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

                  (6) net costs associated with Hedging Obligations (including amortization of fees);

                  (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

                  (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

                  (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

                  (10) all interest payable with respect to discontinued operations.

                  For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, Consolidated Interest Expense shall exclude the items in clauses (1) through (10) above to the extent such items are not included in the calculation of Consolidated Net Income.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries (after taxes) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (loss) of any Person (including any Subsidiary) if such Person is not a Restricted Subsidiary, except that subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below);

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed given such restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) any extraordinary or nonrecurring gain or extraordinary or nonrecurring loss or charge;

                  (6) the cumulative effect of a change in accounting principles;

                  (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this In-denture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Agreement" means one or more debt facilities or commercial paper facilities with banks or institutional lenders providing for revolving credit loans, term loans or letters of credit, including, without limitation, the Second Amended and Restated Multicurrency Credit and Security Agreement dated as of December 2, 2002, as amended through the Issue Date by and among the Company, ERICO Products, Inc., ERICO Europe Holding B.V., the lenders party thereto and LaSalle Bank N.A. as administrative agent, together with all documents related or ancillary thereto (including, without limitation, any guarantee agreements, intercreditor agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or a portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "CVC" means (i) any Subsidiary of Citigroup Inc., a Delaware corporation, including Citicorp Venture Capital Ltd., a New York corporation; or
(ii) any investment vehicle that (A) is sponsored or managed (whether through ownership of securities having a majority of the voting power or through the management of investments) by any Subsidiary included in clause (i) hereof and
(B) contains, as a part of its name "Citigroup," "CVC" or any variant thereof; or (iii) Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership and its Affiliates.

                  "CVC Investor" means (i) CVC, (ii) any officer, employee, director or general partner of CVC or general partner of any investment vehicle included in the definition of CVC, (iii) any spouse or lineal descendant (including by adoption and stepchildren) of the officer, employee, director, partner or member referred to in clause (ii) above, and (iv) any trust, corporation, partnership or other entity established solely for the benefit of the Persons included in clauses (ii) or (iii) hereof.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchange of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, DTC as the Depositary with respect to the Notes, and any and all successors thereto ap-pointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement (so long as the Credit Agreement is in effect) and (2) thereafter, any other Indebtedness constituting Senior Debt which, to the extent it is permitted under this Indenture and, at the time of determination, has an aggregate principal amount of, or the holders thereof are committed to lend up to, at least $20.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

                  (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Notes mature or (b) on which there are no Notes outstanding, provided, however, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Company with Sections 4.11 and 4.16 hereof and such repurchase or redemption complies with
Section 4.07 hereof.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of, and conducting a majority of its business in, the United States of America, any State thereof or the District of Columbia.

                  "DTC" means The Depository Trust Company.

                  "Euroclear" means Euroclear Bank S.A./N.V. and its successors and assigns, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Notes" means the 8 7/8% Senior Subordinated Notes due 2014, to be issued in exchange for Restricted Notes pursuant to the Registration Rights Agreement.

                  "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning provided in the Registration Rights Agreement.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of, and conducting a majority of its business in, any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global" means ERICO Global Company, a Delaware corporation and the parent of Holdings.

                  "Global Notes" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

                  "Global Note Legend" means the legend set forth in Section 2.07(b), which is required to be placed on all Global Notes issued under this Indenture.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

                  "Holder" means a Person in whose name a Notes is registered.

                  "Holdings" means ERICO Holding Company, the parent of the Company.

                  "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold to Institutional Accredited Investors.

                  "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Restricted Subsidiary; provided, further, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. The terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium, if any, in respect of obligations of such Person for borrowed money;

                  (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

                  (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

                  (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

                  (6) the greater of the maximum fixed repurchase price and the liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (7) the principal component of all Indebtedness of other Persons secured by a Lien on any property or asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of
         (a) the fair market value of such property or asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

                  (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

                  (9) to the extent not otherwise included in this definition, net Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

                  In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture") and either:

                  (1) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture; or

                  (2) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means the Company's 8 7/8% Senior Subordinated Notes due 2012 issued under this Indenture on the Issue Date.

                  "Initial Purchaser" means Deutsche Bank Securities Inc., J.P.Morgan Securities Inc., ABN AMRO Incorporated, NatCity Investments, Inc. and McDonald Investments Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is not also a QIB.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

                  "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that none of the following shall be deemed to be an Investment:

                  (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

                  (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

                  (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

                  For purposes of Section 4.07 the term "Investment" shall include:

                  (1) the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

                  "Issue Date" means the date on which the Notes are originally issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Investors" means (a) each of the executive officers and directors of Global, Holdings or the Company who own Voting Stock of Global or Holdings, in each case so long as such Person shall remain an executive officer, employee or director of Global, Holdings or the Company, (b) any spouse or lineal descendant (including by adoption and stepchildren) of the executive officers and directors referred to in clause (a) above, (c) any trust, corporation, partnership or other entity established solely for the benefit of the Persons included in clauses (a) and (b) above and (d) JDBR Holding Company LLC ("JDBR"), so long as William Roj shall remain an executive officer, employee or director of Global, Holdings or the Company and retains the unilateral power to control the vote and disposition of any securities of Global, Holdings, the Company or any Restricted Subsidiary owned or controlled by JDBR.

                  "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

                  "Net Available Cash" from an Asset Disposition means cash or Cash Equivalent payments received (including any cash or Cash Equivalent payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and any cash or Cash Equivalents received upon the sale or other disposition of any noncash consideration received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such

Asset Disposition or received in any other noncash form and not subsequently sold or otherwise disposed of) therefrom, in each case net of:

                  (1) all direct costs relating to such Asset Disposition, including all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and any relocation expenses incurred as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness (other than payments made on any revolving credit facility Indebtedness where the underlying commitment is not permanently reduced) which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other similar fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

                  (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or the Restricted Subsidiaries, except in the case of Standard Securitization Undertakings.

                  "Non-U.S Person" has the meaning assigned to such term in Regulation S.

                  "Notes" means the Initial Notes and any Additional Notes.

                  "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Company.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

                  "opinion of counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes.

                  "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

                  "Participating Broker-Dealer" shall have the meaning given such term in the applicable Registration Rights Agreement.

                  "Permitted Holder" means the CVC Investors and the Management Investors; provided, however, that in no event shall any Persons (other than CVC), collectively, be deemed "Permitted Holders" with respect to more than 35% of the total voting power of all classes of Voting Stock of the Company, Holdings or Global.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) a Wholly Owned Subsidiary or a Person which shall, upon the making of such Investment, become a Wholly Owned Subsidiary; provided, however, that the primary business of such Wholly Owned Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's primary business is a Related Business;

                  (3)      the Company;

                  (4)      cash and Cash Equivalents;

                  (5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) loans or advances to employees or directors of the Company or any of its Restricted Subsidiaries made for bona fide business purposes of the Company or such Restricted Subsidiary in an aggregate amount not to exceed $3.0 million at any time outstanding;

                  (8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (9) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

                  (10)     Investments in existence on the Issue Date;

                  (11) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

                  (12) assets, Capital Stock or other securities acquired by the Company or a Restricted Subsidiary to the extent the consideration therefor consists solely of Capital Stock of the Company (other than Disqualified Stock);

                  (13) the acquisition by a Securitization Entity in connection with a Permitted Securitization Transaction of equity interests in a trust or other Person established by such Securitization Entity to effect such Permitted Securitization Transactions; and investments in a Securitization Entity in connection with a Permitted Securitization Transaction; provided, however, that any Investment in such Securitization Entity is in the form of a Purchase Money Note or an equity interest;

                  (14) endorsements of negotiable instruments and similar obligations in the ordinary course of business;

                  (15) Investments in Permitted Joint Ventures of up to $10.0 million outstanding at any one time outstanding;

                  (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment and licenses or leases of intellectual property in the ordinary course of business; and

                  (17) Investments in a Restricted Subsidiary in connection with a Permitted Securitization Transaction;

The amount of Investments outstanding at any time pursuant to clause (15) above shall be deemed to be reduced, without duplication:

                  (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (15) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

                  (b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of the Company's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above.

                  "Permitted Joint Venture" means an entity characterized as a joint venture in which the Company or a Restricted Subsidiary (a) owns at least 30% of the ownership interest and (b) has the right to receive a percentage of the profits or distributions at least equal to the percentage of its ownership interest.

                  "Permitted Junior Securities" means Equity Interests in the Company or any Subsidiary Guarantor or debt securities that (i) are subordinated in right of payment to all Senior Debt or Subsidiary Guarantor Senior Debt, as relevant (and any debt securities issued in exchange for such Senior Debt or Subsidiary Guarantor Senior Debt, as relevant) to the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture, and (ii) do not provide for maturity, mandatory redemption or mandatory repayment or repurchase, upon the occurrence of any event or otherwise, prior to the date six months after the last Stated Maturity of Senior Debt or Subsidiary Guarantor Senior Debt, as relevant (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued); provided that no such Equity Interest or debt securities may be issued if the rights of the holders of the Senior Debt are impaired by any such issuance in connection with a reorganization, including, without limitation, by reason of such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code.

                  "Permitted Liens" means, with respect to any Person:

                  (1) Liens securing Senior Debt or Subsidiary Guarantor Senior Debt;

                  (2)      Liens securing the Notes and the Subsidiary
         Guarantees;

                  (3) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

                  (4) Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's, suppliers', landlords' and vendors' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (5) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

                  (6) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

                  (10) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided, however, that:

                           (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                           (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (11) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

                  (12) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (13) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (14) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor;

                  (15) Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements;

                  (16) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction; and

                  (17) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness, so long as the aggregate principal amount of Indebtedness secured by Liens incurred pursuant to this clause (17) does not exceed $7.5 million at any one time outstanding.

                  "Permitted Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), as may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and equipment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Private Placement Legend" means the legend set forth in
Section 2.07(a) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Purchase Agreement" means that certain Purchase Agreement, dated as of February 12, 2004, by and among the Company, the Subsidiary Guarantor and the Initial Purchasers, as such agreement may be amended from time to time.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by the Company or any Restricted Subsidiary; provided, however, that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be Incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of the Company or any Restricted Subsidiary other than the assets so acquired or constructed and improvements thereon.

                  "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Equity Offering" means any public or private offering to Persons who are not Affiliates of the Company for cash by the Company, Holdings or Global of its common stock, or options, warrants or rights with respect to its common stock (other than any public offerings registered on Form S-4 or S-8 under the Securities Act); provided that in the case of an offering by Holdings or Global, Net Cash Proceeds thereof in an amount necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed are contributed or otherwise made available to the Company.

                  "Qualified Stock" means any Capital Stock of the Company that is not Disqualified Stock.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness (or with respect to clause (8) of the second paragraph of Section 4.07 hereof, Disqualified Stock) that is Incurred to Refinance any Indebtedness (or with respect to clause
(8) of the second paragraph of Section 4.07 hereof, Disqualified Stock) existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness (or Disqualified Stock, as the case may be) of the Company that Refinances Indebtedness (or Disqualified Stock, as the case may be) of any Restricted Subsidiary and Indebtedness (or Disqualified Stock, as the case may be) of any Subsidiary Guarantor that Refinances Indebtedness (or Disqualified Stock, as the case may be) of either the Company or another Subsidiary Guarantor); provided, however, that:

                  (1) (a) if the Stated Maturity of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness (or Disqualified Stock, as the case may be) has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced or (b) if the Stated Maturity of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness (or Disqualified Stock, as the case may be) has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

                  (2) the Refinancing Indebtedness (or Disqualified Stock, as the case may be) has an Average Life at the time such Refinancing Indebtedness (or Disqualified Stock, as the case may be) is Incurred that is equal to or greater than the Average Life of the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced;

                  (3) such Indebtedness shall only be Refinancing Indebtedness (or Disqualified Stock, as the case may be) to the extent it is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness (or Disqualified Stock, as the case may be) being Refinanced (plus, without duplication, any additional Indebtedness (or Disqualified Stock, as the case may be) Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness (or Disqualified Stock, as the case may be) and fees Incurred in connection therewith);

                  (4) if the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness (or Disqualified Stock, as the case may be) is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced; and

                  (5) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Company or a Subsidiary Guarantor or a Person that is an obligor on the Indebtedness (or Disqualified Stock, as the case may be) being Refinanced.

                  "Registration Rights Agreement" means the agreement dated as of February 20, 2004 among the Company, the Guarantor and the Initial Purchasers relating to the Initial Notes and any other similar registration rights agreement relating to Additional Notes.

                  "Regulation S" means Regulation S as promulgated under the Securities Act.

                  "Regulation S Global Note" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

                  "Regulation S Permanent Global Note" means a permanent Global
Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Note" means a temporary Global
Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Regulation S Temporary Global Note Legend" means the legend set forth in Section 2.08(c) which is required to be placed on all Regulation S Temporary Global Notes.

                  "Related Business" means any business which is the same as, or related, ancillary or complementary to, any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date (as determined in the good faith judgment of the Company's Board of Directors).

                  "Representative" means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Period" means the applicable distribution compliance period under Rule 903.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Leaseback Transaction" means any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person;

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securitization Entity" means a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable or inventory and that is designated by the Board of Directors of the Company as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to, or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than accounts receivable or inventory and related assets as provided in the definition of "Permitted Securitization Transaction") directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables and inventory no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Restricted Subsidiary (other than the Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to, or that would accrue but for, the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created or Incurred and any amendments, renewals, modifications, extensions, refinancings or refundings of such Indebtedness, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

                  Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of:

                  (1) all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (2)      all Hedging Obligations in respect of the Credit
         Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Senior Debt" shall not include:

                  (1) any Indebtedness of the Company to any of its Subsidiaries;

                  (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

                  (3) obligations to trade creditors and other amounts Incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

                  (4)      Indebtedness represented by Disqualified Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (6) that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.09);

                  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

                  (8) any Indebtedness of the Company or any Subsidiary Guarantor which, by its express terms, is subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Standard Securitization Undertakings" mean representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable.

                  "Stated Maturity" means (1) with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal before the date originally scheduled for the payment thereof and (2) with respect to any Capitalized Lease Obligations, the date of the last payment of rent or any other amount due under such lease before the first date such lease may be terminated without penalty.

                  "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

                  "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by this Indenture.

                  "Subsidiary Guarantor" means each Subsidiary of the Company (other than a Foreign Subsidiary) in existence on the Issue Date and any Restricted Subsidiary created or acquired, directly or indirectly, by the Company after the Issue Date (other than a Foreign Subsidiary) that has not become a Subsidiary Guarantor pursuant to Section 4.19.

                  "Subsidiary Guarantor Senior Debt" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to, or that would accrue but for, the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created or Incurred and any amendments, renewals, modifications, extensions, refinancings or refundings of such Indebtedeness, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

                  Without limiting the generality of the foregoing, "Subsidiary Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

                  (1) all monetary obligations of every nature of such Subsidiary Guarantor under, or with respect to, the Credit Agreement and the guarantees issued in connection therewith, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (2)      all Hedging Obligations in respect of the Credit
         Agreement,

in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Subsidiary Guarantor Senior Debt" shall not include:

                  (1) any Indebtedness of such Subsidiary Guarantor to the Company or any of its Subsidiaries;

                  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

                  (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

                  (4)      Indebtedness represented by Disqualified Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor;

                  (6) that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of such Subsidiary Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.09);

                  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor; and

                  (8) any Indebtedness of such Subsidiary Guarantor which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means a Person appointed as such under this Indenture and whose acceptance of such appointment is evidence by the signature of such Person hereon, until a successor replaces such Person in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Notes in the form of Exhibit A attached hereto that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

                  (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary (other than Liens on accounts receivable, inventory and related assets in connection with a Permitted Securitization Transaction);

                  (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and shall at all times thereafter, consist of Non-Recourse Debt;

                  (3) such designation and the Investment of the Company in such Subsidiary complies with Section 4.07;

                  (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

                  (5) such Subsidiary is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation:

                           (a) to subscribe for additional Capital Stock of such Person; or

                           (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

                  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception on a pro forma basis taking into account such designation.

                  "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or another Wholly-Owned Subsidiary.

                  Section 1.02. Other Definitions.

                                                                                       Defined in
Term                                                                                     Section
----                                                                                   ---------
"Affiliate Transaction"                                                                   4.12
"Asset Disposition Offer"                                                                 4.11
"Asset Disposition Offer Amount"                                                          3.09
"Asset Disposition Offer Period"                                                          3.09
"Asset Disposition Purchase Date"                                                         3.09
"Authentication Order"                                                                    2.02
"Bankruptcy Provision"                                                                    6.01
"Change of Control Offer"                                                                 4.16
"Change of Control Payment"                                                               4.16
"Change of Control Payment Date"                                                          4.16
"Covenant Defeasance"                                                                     8.03
"Coverage Ratio Exception"                                                                4.09
"Cross-Acceleration Provision"                                                            6.01
"Event of Default"                                                                        6.01
"Excess Proceeds"                                                                         4.11
"Judgment Default Provision"                                                              6.01
"Legal Defeasance"                                                                        8.02
"Pari Passu Notes"                                                                        4.11
"Paying Agent"                                                                            2.03
"Payment Blockage Notice"                                                                 2.13
"Payment Default"                                                                         6.01
"Permitted Indebtedness"                                                                  4.09
"Physical Notes"                                                                          2.06
"Registrar"                                                                               2.03
"Relevant Entity"                                                                         6.01

                                                                                       Defined in
Term                                                                                     Section
----                                                                                   ---------
"Restricted Payments"                                                                     4.07
"Successor Company"                                                                       5.01

                  Section 1.03. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                  Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;
         and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE II

                                    THE NOTES

                  Section 2.01. Form and Dating.

                  (a) General. The Notes shall be Global Notes issued in the name of the Holder thereof and issued in accordance with the provisions of
Section 2.06 hereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated as of the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of Regulation S Temporary Global Notes. Following the termination of the applicable Restricted Period, beneficial interests in a Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note, pursuant to the Applicable Procedures. Owners of beneficial interests in the Regulation S Temporary Global Note may also take delivery in the form of Definitive Notes or beneficial interests in the 144A Global Note, upon (i) certification in form reasonably satisfactory to the Trustee that such interests are being acquired pursuant to an exemption from registration under the Securities Act and (ii) after the expiration of the Restricted Period. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  Section 2.02. Execution and Authentication.

                  One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated (if ever), the Note shall nevertheless be valid.

                  A newly issued Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by one or more Officers (an "Authentication Order"), authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $140,900,000 (other than as provided in Section 2.08). The Trustee shall authenticate Notes thereafter (so long as permitted by the terms of this Indenture) for original issue upon one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Section 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may change any Paying Agent or Registrar with prior written notice to the Trustee. The Company shall initially act as Paying Agent and Registrar.

                  Section 2.04. Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Section 2.05. Holder Lists.

                  Provided that the Trustee is not the Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). The Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section. 312(a).

                  Section 2.06. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred and is continuing and the Company has received a request from the Depositary to issue Definitive Notes. Notwithstanding the foregoing, in no event shall the Regulation S Temporary Global Note be exchanged by the Company for physical notes ("Physical Notes") prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903.

                  Any Definitive Notes issued in accordance with the preceding paragraph shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers) unless certification is provided in form reasonably satisfactory to the Trustee that such interests are being transferred pursuant to an exemption from registration under the Securities Act. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; provided that in no event shall a beneficial interest in the Regulation S Temporary Global Note be transferred or exchanged for beneficial interests in another Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Trustee of a certificate in the form of Exhibit B or Exhibit C hereto; or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Company in accordance with
         Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note (other than the Regulation S Temporary Global Note during the Restricted Period) may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company, and makes such other representations as are required by the Registration Rights Agreement;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  Notwithstanding the foregoing provisions of this Section 2.06(c)(i) , a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company, and makes such other representations as are required by the Registration Rights Agreement.

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)      the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule
         144) of the Company, and makes such other representations as are required by the Registration Rights Agreement;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)      the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company, and makes such other representations as are required by the Registration Rights Agreement;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2)      if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.08 2.11, 3.06, 4.16, 4.11 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 2.07. Legends.

                  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

                  (a) Private Placement Legend. Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S.
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7)
                  UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
                  (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
                  (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY

                  RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
                  (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                           THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS
                  DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ERICO INTERNATIONAL CORPORATION.

                  (c) Regulation S Temporary Global Note Legend. Each Regulation
         S. Temporary Global Note shall bear a legend in substantially the following form:

                      THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

                  Section 2.08. Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee or the Company, if applicable, receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Section 2.09. Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation, those reductions in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in this Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.10. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                  Section 2.11. Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of Temporary Notes shall be entitled to all of the benefits of this Indenture.

                  Section 2.12. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.13. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 3 days prior to the related payment date for such defaulted interest. At least 7 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.14. Record Date.

                  The record date for purposes of determining the identify of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                  Section 2.15. Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Section 2.16. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

                  Section 3.01. Notices.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a re-demption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  Section 3.02. Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that (1) in the case of a redemption pursuant to Section 3.07 the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of DTC) and (2) no Note of $1,000 in original principal amount or less shall be redeemed in part.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  Section 3.03. Notice of Redemption.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Section 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  Section 3.05. Deposit of Redemption Price.

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

                  Section 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.07. Optional Redemption.

                  (a) At any time after March 1, 2008, the Company shall have the option to redeem, from time to time, the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year                                                          Percentage
----                                                          ----------
2008.................................................         104.438%
2009.................................................         102.219%
2010 and thereafter..................................         100.000%

                  (b) Notwithstanding the provisions of clause (a) of this
Section 3.07 and any subsequent amendment to this Indenture, at any time prior to March 1, 2007, the Company may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 8 7/8% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption and that each such redemption occurs within 90 days after the date of the closing of such Qualified Equity Offering (or, if later, the closing of any over-allotment option for such Qualified Equity Offering).

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  Section 3.08. Mandatory Redemption.

                  The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

                  Section 3.09. Offer to Purchase by Application of Excess Proceeds.

                  In the event that, pursuant to Section 4.11 hereof, the Company shall be required to commence an Asset Disposition Offer (as defined herein) to all Holders of the Notes, and to the extent required by the terms of other Pari Passu Notes (as defined herein), to all holders of such Pari Passu Notes, the Company shall commence such Asset Disposition Offer to purchase the Notes and the Pari Passu Notes and the Company shall follow the procedures specified below.

                  The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company shall repurchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to Section 4.11 hereof (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer. Payment for any Notes and Pari Passu Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note or a Pari Passu Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes or Pari Passu Notes pursuant to the Asset Disposition Offer.

                  Upon the commencement of an Asset Disposition Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes and Pari Passu Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

                  (a) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Asset Disposition Offer shall remain open;

                  (b) the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Purchase Date;

                  (c) that any Note or Pari Passu Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note or Pari Passu Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrete or accrue interest after the Asset Disposition Purchase Date;

                  (e) that Holders electing to have a Note or Pari Passu Note purchased pursuant to an Asset Disposition Offer may elect to have such Notes and Pari Passu Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note or Pari Passu Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note or Pari Passu Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note or the Pari Passu Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Disposition Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Disposition Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Pari Passu Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note or Pari Passu Note purchased;

                  (h) that, if the aggregate principal amount of Notes or Pari Passu Notes surrendered by Holders exceeds the Asset Disposition Offer Amount, the Company shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in integral multiples of $1,000 shall be purchased); and

                  (i) that Holders whose Notes or Pari Passu Notes were purchased only in part shall be issued new Notes or Pari Passu Notes equal in principal amount to the unpurchased portion of the Notes or Pari Passu Notes surrendered (or transferred by book-entry transfer).

                  On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11 and, in addition, the Company shall deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the repurchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    COVENANTS

                  Section 4.01. Payment of Notes.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  Section 4.02. Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

                  Section 4.03. Reports.

                  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the Commission, and provide to the Trustee and the Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, that availability of the foregoing materials on the Commission's EDGAR service shall be deemed to satisfy the Company's delivery obligations hereunder. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company shall nevertheless provide such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

                  Section 4.04. Compliance Certificate.

                  (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officer's Certificate certifying that it has used its reasonable best efforts (which shall not require any payment other than ordinary course audit fees) to obtain such statements but was unable to do so.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year and what action the Company is taking or proposes to take with respect thereto.

                  (d) The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute Events of Default, their status and any action the Company has taken or proposes to take in respect thereof.

                  Section 4.05. Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                  Section 4.06. Stay, Extension and Usury Laws.

                  The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, or the Holders but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.07. Limitation on Restricted Payments.

                  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

                  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) except:

                           (a) dividends or distributions payable in Qualified Stock or in options, warrants or other rights to purchase Qualified Stock; and

                           (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

                  (2) repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, Holdings, Global or any Restricted Subsidiary or options, warrants or other rights to purchase Capital Stock of the Company, Holdings, Global or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Qualified Stock);

                  (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, before scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations; or

                  (4)      make any Restricted Investment in any Person

(any of the foregoing referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment or immediately after giving effect thereto:

                  (a) a Default or Event of Default has occurred and is continuing (or would result from such Restricted Payment);

                  (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception; or

                  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (other than Restricted Payments made pursuant to clauses (2) through (8) and (11) through (16) set forth in the next paragraph, which shall not be included in the calculation of the amount of Restricted Payments) would exceed the sum of:

                           (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

                           (ii) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company or its Restricted Subsidiaries from the (A) issuance and sale of Qualified Stock by the Company or its Restricted Subsidiaries or capital contributions to the Company or (B) issuance and sale of Disqualified Stock or Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged by the Company or its Restricted Subsidiaries for Qualified Stock of the Company or a Restricted Subsidiary, less the amount of any cash, or the fair market value of any other assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange (other than Net Cash Proceeds received from an issuance and sale of Capital Stock to or capital contributions from (x) the Company or a Subsidiary of the Company or (y) an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

                           (iii) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause
                  (i) above, 100% of (x) any amount received in cash or Marketable Securities (upon conversion thereof to cash within 30 days of receipt thereof) by the Company or any Restricted Subsidiary as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate amount of cash or Marketable Securities (upon conversion thereof to cash within 30 days of receipt thereof) received by the Company or any Restricted Subsidiary upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary) of any Investment made by the Company and the Restricted Subsidiaries since the Issue Date (other than from an Investment in a Restricted Subsidiary); provided, however, that the foregoing sum shall not exceed, in the case of any investee (other than an Unrestricted Subsidiary), the aggregate amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such investee subsequent to the Issue Date; plus

                           (iv) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause
                  (i) above, 100% of (x) any amount received in cash by the Company or any Restricted Subsidiary as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or the Net Cash Proceeds received upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary of the Company and (y) the fair market value of the net assets of an Unrestricted Subsidiary of the Company, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, the Company or any Restricted Subsidiary, multiplied by the Company's proportionate equity interest in such Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date.

                  The provisions of the preceding paragraph shall not prohibit:

                  (1) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.07;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock of the Company, Holdings or Global or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Stock (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company, Holdings or Global or any Restricted Subsidiary unless such loans have been repaid with cash prior to the date of determination) or a substantially concurrent cash capital contribution to the Company; provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause (c)(ii) of the preceding paragraph;

                  (3) payments to Holdings or Global for the purpose of permitting, and in an amount equal to the amount required to permit, Holdings or Global to redeem or repurchase its common equity or options in respect thereof from employees of the Company, Holdings, or Global or their Subsidiaries; provided, however, that all such redemptions or repurchases pursuant to this clause (3) shall not exceed $1,000,000 in any fiscal year (which amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock (other than Disqualified Stock) to members of the Company's, Holdings' or Global's management team and by the cash proceeds of any "key man" life insurance policies which are used to make such redemptions or repurchases) since the Issue Date; provided, further, that the cancellation of indebtedness owing to the Company from members of management of the Company, Holdings or Global or any Restricted Subsidiary in connection with any such repurchase of Capital Stock (or warrants or options or rights to acquire such Capital Stock) shall not be deemed to constitute a Restricted Payment under this Indenture;

                  (4) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Obligations that qualify as Refinancing Indebtedness;

                  (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded from subsequent calculations of the amount of Restricted Payments;

                  (6) so long as no Default or Event of Default has occurred and is continuing, any purchase, repurchase, redemption or other acquisition of Subordinated Obligations from Net Available Cash to the extent not otherwise required to be applied pursuant to Section
         4.11 hereof; provided, however, that such purchase, repurchase, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                  (7) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Qualified Stock (or repurchases of such Capital Stock in exchange for cancellation of such loans or advances), in an aggregate amount not in excess of $1.0 million at any one time outstanding; provided, however, that (a) the amount of such loans and advances shall be included in the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from any such sale of Qualified Stock of the Company shall be excluded from clause (c)(ii) of the preceding paragraph;

                  (8) any purchase, repurchase, redemption or other acquisition of (a) Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company that qualifies as Refinancing Indebtedness or (b) Disqualified Stock of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company that qualifies as Refinancing Indebtedness; provided, however, in each case under this clause (8) that (i) such Refinancing Indebtedness is not issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (ii) at the time of such exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (iii) such purchase, repurchase, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                  (9) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.16 (including the purchase of all Notes tendered), any purchase, repurchase, redemption or other acquisition of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase, repurchase, redemption or other acquisition price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (a) at the time of such purchase, repurchase, redemption or other acquisition, no Default shall have occurred and be continuing (or would result therefrom), (b) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception after giving pro forma effect to such Restricted Payment, (c) such purchase, repurchase, redemption or other acquisition is not made, indirectly or indirectly, from the proceeds of (or made in anticipation of) any Incurrence of Indebtedness by the Company or any Subsidiary and (d) such purchase, repurchase, redemption or other acquisition shall be included in the calculation of the amount of Restricted Payments;

                  (10) purchases of Capital Stock of Restricted Subsidiaries from minority holders (other than Affiliates of the Company); provided, however, that upon giving effect to any such purchase of Capital Stock of any Restricted Subsidiary, such Subsidiary shall be a Subsidiary Guarantor; provided further, however, that such purchases shall be included in the calculation of the amount of Restricted Payments;

                  (11) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company, Holdings or Global to the extent the net cash proceeds thereof are received by, or contributed to, the Company (other than from a Restricted Subsidiary of the Company);

                  (12) payments to Holdings or Global in respect of taxes pursuant to the terms of any tax sharing agreement or arrangement which provide for payments by the Company or any of its Restricted Subsidiaries thereunder in amounts not in excess of the tax payments that the Company and its consolidated Subsidiaries would be required to pay on a stand-alone basis plus up to $250,000 per annum to pay state and local taxes of Holdings or Global;

                  (13) the making of distributions, loans, management fees or advances to Holdings or Global (a) in an amount not to exceed $500,000 per annum in order to permit Holdings and Global to pay ordinary operating expenses of Holdings and Global (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses) and (b) in an amount not to exceed $2.0 million per annum in order to permit Holdings and Global to pay salary, bonus or other compensation to executive officers of Holdings and Global who provide services to the Company and its Restricted Subsidiaries;

                  (14) Restricted Payments in an amount not to exceed $10.0 million in the aggregate;

                  (15) dividends or distributions of up to $25.0 million of proceeds of the Notes to Holdings and then Global to make a distribution to the holders of shares of Global's Class L common stock; and

                  (16) payments of intercompany Subordinated Obligations, the Incurrence of which was permitted under clause (5) of the second paragraph of Section 4.09; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided, further, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $10.0 million. No later than the date of any such Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted pursuant to the terms of this Indenture, and providing a calculation of the amount of Restricted Payments made under this
Section 4.07 and any fairness opinion required to be delivered pursuant to the terms of this Section 4.07.

                  Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

                  (2) make any loans or advances to the Company or any Restricted Subsidiary; or

                  (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

                  The preceding provisions shall not prohibit:

                  (i) any encumbrance or restriction pursuant to this Indenture or an agreement in effect at or entered into on the date of this Indenture (including, without limitation, this Indenture and the Credit Agreement in effect on such date) or any encumbrance or restriction pursuant to any Indebtedness Incurred after the Issue Date no more restrictive, taken as a whole, than the encumbrances or restrictions pursuant to the Credit Agreement or this Indenture;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of such transaction) and outstanding on such date;

                  (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to Refinancing Indebtedness or Indebtedness under the Credit Agreement Incurred in compliance with the terms of this Indenture to refinance Indebtedness pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment complying with the terms of this Indenture to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable, taken as a whole, in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) and (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable, or are ordinary and customary for a financing of that type and would not materially adversely affect the Company's ability to make payments on the Notes (in each case as determined in good faith by the Company's Board of Directors);

                  (iv) in the case of clause (3) of the first paragraph of this Section, any encumbrance or restriction:

                           (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any such lease, license or other contract;

                           (B) contained in mortgages, pledges or other security agreements securing Indebtedness of the Company or a Restricted Subsidiary Incurred in compliance with the terms of this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

                           (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (v) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section on the property so acquired;

                  (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (vii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order of any governmental authority or court of law;

                  (viii) any restriction with respect to a Restricted Subsidiary contained in any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary that is in effect on the date such Restricted Subsidiary is acquired by the Company (and is not incurred in contemplation of such transaction);

                  (ix) any restriction on the ability of a Foreign Subsidiary to make dividends or other distributions resulting from the operation of reasonable financial covenants contained in documentation governing Indebtedness of such Foreign Subsidiary permitted under clause (3) of the second paragraph of Section 4.09 of this Indenture;

                  (x) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of any Person other than on a pro rata basis;

                  (xi) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (xii) any agreement or instrument placing contract restrictions or restrictions applicable only to a Securitization Entity effected in connection with or Liens on receivables or related assets which are the subject of a Permitted Securitization Transaction.

                  Section 4.09. Limitations on Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness, issue any Disqualified Stock or, with respect to any Restricted Subsidiary, issue any Preferred Stock to anyone other than the Company or a Restricted Subsidiary; provided, however, that (i) the Company, any Subsidiary Guarantor or any Securitization Entity that is a Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Acquired Indebtedness, in either case, if:

                  (a) the Consolidated Coverage Ratio for the Company and the Restricted Subsidiaries is at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of the applicable period for which the Consolidated Coverage Ratio is measured; and

                  (b) no Default has occurred and is continuing or would occur as a consequence of Incurring the Indebtedness (this proviso, the "Coverage Ratio Exception").

                  The first paragraph of this Section 4.09 shall not prohibit the Incurrence of the following Indebtedness (collectively, "Permitted Indebtedness"):

                  (1) Indebtedness represented by the Notes issued on the Issue Date, and any Notes and related Subsidiary Guarantees issued in exchange for the Notes and related Subsidiary Guarantees pursuant to the Registration Rights Agreement;

                  (2)      Indebtedness existing on the Issue Date;

                  (3) any Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to the first paragraph of this
         Section 4.09, or pursuant to clause (1) or (2) or this clause (3) of this paragraph;

                  (4) Indebtedness Incurred, whether before, on or after the Issue Date, pursuant to the Credit Agreement and/or pursuant to a Permitted Securitization Transaction in an aggregate principal amount not to exceed the greater of:

                           (a) $90.0 million at any time outstanding, less the aggregate principal amount of all mandatory prepayments of principal and commitment reductions made from Net Available Cash from Asset Dispositions, in each case permanently reducing the commitments thereunder; and

                           (b) the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries and
                  (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case as determined as of the last day of the most recent fiscal quarter for which internal financial statements are in existence.

                  (5) Indebtedness owed by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; provided, however, that

                           (a) any such Indebtedness owed by the Company shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and any such Indebtedness owed by any Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor; and

                           (b) if such Indebtedness is subsequently held by a Person other than the Company or any Restricted Subsidiary, the obligor of such Indebtedness shall be deemed to have Incurred Indebtedness not permitted by this clause (5);

                  (6) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Subsidiary Guarantor; provided, however, that the Indebtedness being Guaranteed is, or was at the time of issuance, permitted to be Incurred by another provision of this Indenture;

                  (7) Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided, however, that (x) in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (y) such Currency Agreements or Commodity Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and not for purposes of speculation;

                  (8) Capitalized Lease Obligations and Purchase Money Indebtedness (in each case other than in connection with any Sale and Leaseback Transaction), and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed $7.5 million at any time outstanding;

                  (9) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

                  (10) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit and Guarantees for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (11) Indebtedness in respect of trade and standby letters of credit, performance bonds, bankers' acceptances and surety or appeal bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of its business;

                  (12) indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or capital stock of the Company or any Restricted Subsidiary (including, without limitation, earnout provisions); provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

                  (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

                  (14) Acquired Indebtedness; provided, however, that the aggregate principal amount of such Acquired Indebtedness pursuant to this clause (14) shall not exceed $10.0 million at any time outstanding;

                  (15) Indebtedness (other than Senior Debt) Incurred to purchase, repurchase, redeem or otherwise acquire the Company's outstanding 11% Senior Subordinated Notes due 2012 pursuant to the terms of the Indenture relating thereto at a purchase, repurchase or other acquisition price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon if any; provided the maturity date of any such Indebtedness shall not be prior to the Stated Maturity of the Notes; and

                  (16) in addition to the Indebtedness referred to in clauses (1) through (15) above, Indebtedness in an aggregate principal amount not to exceed $25.0 million at any time outstanding.

                  The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to Incur such obligation. In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(2) through (16) of the definition of "Permitted Indebtedness" or is entitled to be Incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant (provided, however, that all Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been Incurred pursuant to clause (3) of the definition of "Permitted Indebtedness") and, in the Company's sole discretion, may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (2) through (16) of the definition of "Permitted Indebtedness" or the Coverage Ratio Exception (provided, however, that at the time of reclassification it meets the criteria in such category or categories). The amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  Indebtedness permitted by this section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness.

                  Accrual of interest, accrual of dividends, fluctuations in exchange rates and commodity prices and the accretion of accreted value shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (2) the principal amount or liquidation preference thereof, together with any interest and dividends thereon that are more than 30 days past due, in the case of any other Indebtedness.

                  For purposes of determining compliance of any non-U.S. dollar-denominated Indebtedness with this covenant, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in the same or a different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

                  In addition, the Company shall not permit any Unrestricted Subsidiary to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such time (and, if such Indebtedness is not permitted to be Incurred as of such time under this
Section 4.09, the Company shall be in Default of this Section).

                  Section 4.10. Limitation on Layering Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary and subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be.

                  Section 4.11. Limitation on Sales of Assets and Subsidiary Stock.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash:

                           (a) to prepay, repay or purchase Senior Debt or Subsidiary Guarantor Senior Debt, including, without limitation, obligations under the Credit Agreement; provided, however, that, in connection with any such prepayment, repayment or purchase, the Company shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

                           (b) to repay any Indebtedness (other than payments made on any revolving credit facility Indebtedness where the underlying commitment is not permanently reduced) that was secured by the assets sold in such Asset Disposition; and/or

                           (c)      to invest in Additional Assets.

                  Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph shall be deemed to constitute "Excess Proceeds." On the 361st day after the later of the date of an Asset Disposition or the receipt of Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an offer ("Asset Disposition Offer") not less than 30 nor more than 60 days from such date to all Holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to repurchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to repurchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be repurchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase and the offer price for the Pari Passu Notes, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multi-ples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be repurchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

                  The Asset Disposition Offer shall be made in accordance with this Section and with Section 3.09 hereof.

                  On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11 and, in addition, the Company shall deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the repurchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  For the purposes of this Section 4.11, the following shall be deemed to be cash:

                  (a) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or of any Restricted Subsidiary of the Company that is a Subsidiary Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) above); and

                  (b) notes or other securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after receipt thereof.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

                  Section 4.12. Limitations on Affiliate Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person that is not an Affiliate;

                  (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board of Directors, if any (and such majority or majorities, as the case maybe, determine that such Affiliate Transaction satisfies the criteria in clause (1) above); and

                  (3) in the event such Affiliate Transaction involves an aggregate amount in excess of $15.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such Affiliate Transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

                  The preceding paragraph shall not apply to:

                  (1) transactions exclusively between or among the Company and/or any of its Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, in each case, that such transaction is not otherwise prohibited by this Indenture and that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;

                  (2) any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of the Board of Directors of the Company, not materially less favorable to the Company or such Restricted Subsidiary than the original agreement as in effect on the Issue Date;

                  (3) any directors' fees, employment, compensation, benefit, incentive, indemnity or similar agreements, arrangements or plans in respect of any officer, director, employee or consultant of the Company, Holdings or Global or any Restricted Subsidiary entered into in the ordinary course of business;

                  (4) loans and advances permitted by clause (7) of the definition of "Permitted Investments";

                  (5) any transaction with an Unrestricted Subsidiary in the ordinary course of business that complies with the requirements of clause (1) of the first paragraph of this Section;

                  (6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to this Indenture on the Issue Date, as these agreements may be amended, modified or supplemented from time to time in compliance with the first paragraph of this Section 4.12;

                  (7) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company or the Restricted Subsidiaries in the ordinary course of business that comply with the requirements of clause (1) of the first paragraph of this Section 4.12;

                  (8) management fees paid to CVC up to $2.0 million per year;

                  (9) purchase, lease, supply or similar agreements entered into in the ordinary course of business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate, so long as a majority of the disinterested directors determine that any such agreement is on terms no less favorable to the Company or the Restricted Subsidiary, as applicable, than those that could have been obtained in a comparable arm's-length transaction with Person that is not an Affiliate;

                  (10)     the issuance and sale of Qualified Stock;

                  (11)     notwithstanding anything in the contrary in clause
         (9) above, transactions entered into in the ordinary course of business with any portfolio company of CVC or the Company solely because CVC or the Company owns an equity interest in such Person;

                  (12) any Restricted Payment (other than a Restricted Investment), Permitted Investment or Permitted Lien permitted to be made pursuant to Sections 4.07 and 4.13; and

                  (13) any transaction between or among the Company, any Restricted Subsidiary and/or any Securitization Entity effected in connection with a Permitted Securitization Transaction.

                  Section 4.13. Limitations on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its respective assets (including Capital Stock), whether owned on the date of this Indenture or acquired after that date, which Lien secures any Indebtedness that ranks equally with or is subordinate to the Notes or any Subsidiary Guarantee in right of payment, unless contemporaneously with the Incurrence of such Lien, effective provision is made to secure the Indebtedness due under this Indenture and the Notes or any Subsidiary Guarantee equally and ratably with or prior to such obligation with a Lien on the same collateral for so long as such obligation is secured by such Lien; provided, however, that, in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, the Lien securing such Obligations shall also be subordinated by its terms to the Notes or such Subsidiary Guarantee, as the case may be, at least to the same extent.

                  Section 4.14. Business Activities.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Businesses.

                  Section 4.15. Corporate Existence.

                  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  Section 4.16. Change of Control.

                  If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control the Company shall not be obligated to purchase the Notes under a Change of Control Offer in the event that it has mailed the notice to exercise its right to redeem all of the Notes under Section 3.07 at any time before the requirement to consummate the Change of Control Offer.

                  Within 30 days following any Change of Control, or, at the option of the Company, before the consummation of such Change of Control but after it is publicly announced, the Company shall mail a notice (the "Change of Control Offer") to each registered Holder with a copy to the Trustee stating, among other things:

                  (1) that a Change of Control has occurred or will occur and that such Holder has the right to require the Company to purchase such Holder's Notes at a repurchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

                  (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                  (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased; and

                  (4) if the notice is mailed before a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes (equal to $1,000 or an integral multiple of $1,000) properly tendered pursuant to the Change of Control Offer;

                  (2) unless deposited before the Change of Control Payment Date, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered and accepted for payment; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  The Paying Agent shall promptly mail to each Holder of Notes so tendered and accepted for payment the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and accepted for payment, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Change of Control provisions of this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

                  Section 4.17. Limitation on Sales of Capital Stock of Restricted Subsidiaries.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary (other than a Securitization Entity) to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or to issue any Capital Stock of any Restricted Subsidiary (other than, if necessary, shares of Capital Stock constituting directors' qualifying shares) to any Person except:

                  (i)      to the Company or a Wholly-Owned Subsidiary; or

                  (ii) in compliance with Section 4.11 and if immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made under
         Section 4.07 hereof as if made on the date of such issuance or sale.

                  (b) Notwithstanding the preceding paragraph, the Company may sell all the Capital Stock of a Restricted Subsidiary as long as the Company complies with Section 4.11 hereof and may create Liens that are Permitted Liens.

                  Section 4.18. Payments for Consent.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement

                  Section 4.19. Future Subsidiary Guarantors.

                  If, after the Issue Date, (a) the Company or one or more of its Restricted Subsidiaries (other than a Securitization Entity) shall acquire or create another Subsidiary and such Subsidiary, either on or at any time after such acquisition or creation, has total assets with a book value in excess of $1.0 million at the end of any fiscal quarter (other than (x) a Subsidiary that has been designated an Unrestricted Subsidiary or (y) a Foreign Subsidiary) or
(b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary (other than a Foreign Subsidiary), then, in each such case, the Company shall cause such Restricted Subsidiary (other than a Securitization Entity) to:

                  (1) execute and deliver to the Trustee (x) a supplemental indenture in form and substance substantially similar to Exhibit F attached hereto and satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis and (y) a notation of guarantee in respect of its Subsidiary Guarantee; and

                  (2) deliver to the Trustee one or more Officers' Certificates or, if requested by the Trustee, opinions of counsel that such supplemental indenture (x) has been duly authorized, executed and delivered by such Restricted Subsidiary and (y) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

                  Each Guarantee shall be limited in amount to an amount not to exceed the maximum amount that may be guaranteed by the applicable Subsidiary Guarantor without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting creditors' rights generally.

                                    ARTICLE V

                                   SUCCESSORS

                  Section 5.01. Merger, Consolidation, Etc.

                  The Company shall not consolidate with or merge with or into, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

                  (2) immediately after giving effect to such transaction (including any Indebtedness Incurred and Liens Incurred or granted in connection therewith), no Default has occurred and is continuing;

                  (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception;

                  (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of this Indenture and the Notes and its obligations under the exchange and the Registration Rights Agreement shall continue to be in effect; and

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  Except as provided in Section 11.04, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the Successor Company) another Person, whether or not Affiliated with such Subsidiary Guarantor, unless:

                  (1) the Successor Company shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Company (if not such Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor and the Registration Rights Agreement; and

                  (2) immediately after giving effect to such transaction (including any Indebtedness Incurred and Liens Incurred or granted in connection therewith), no Default has occurred and is continuing.

                  Upon any consolidation or merger of the Company or a Subsidiary Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Subsidiary Guarantor is not the continuing obligor under the Notes or its Subsidiary Guarantee, as the case may be, the Surviving Company formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or to which the conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture, the Notes and the Subsidiary Guarantees with the same effect as if such Surviving Company had been named therein as the Company or such Subsidiary Guarantor and, in the case of a conveyance, transfer or lease of all or substantially all of the assets of the Company or any Subsidiary Guarantor that complies with this Section 5.01, the Company or such Subsidiary Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Subsidiary Guarantee, as the case may be, and all of the Company's or such Subsidiary Guarantor's other obligations and covenants under the Notes, this Indenture and its Subsidiary Guarantee. Upon any transfer of less than substantially all of the assets of the Company or any Subsidiary Guarantor or any transfer that does not otherwise comply with this Section 5.01, the Company or such Subsidiary Guarantor, as the case may be, shall not be released from its obligations under the Notes, this Indenture or its Subsidiary Guarantee, as the case may be.

                  For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

                  Notwithstanding clause (3) of the first paragraph of this
Section 5.01, (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its assets to the Company or a Wholly-Owned Subsidiary of the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose, and with the effect, of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided, that in each case, (1) the applicable conditions set forth in this Section 5.01 (other than the condition set forth in clause (3) of the first paragraph of this Section 5.01) shall have been satisfied and (2) the Company shall have delivered to the Trustee an opinion of counsel in the United States acceptable to the Trustee or the Holders of the Notes, as applicable, confirming that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of any such consolidation, merger or transfer and will be subject to Federal income tax in the same manner and at the same times as would have been the case if such consolidation, merger or transfer had not occurred.

                  Section 5.02. Limitation on Lines of Business.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  Section 6.01. Events of Default.

                  Each of the following is an "Event of Default":

                  (1) default by the Company in any payment of interest or liquidated damages (as required by the Registration Rights Agreement) on any Note when due and payable, continued for 30 days (whether or not such payment is prohibited by Article X of this Indenture);

                  (2) default by the Company in the payment of principal of or premium, if any, on any Note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise including, without limitation, the failure to make a payment to purchase Notes pursuant to an Asset Disposition Offer or a Change of Control Offer as described in Sections 4.11 and 4.16 (whether or not such payment is prohibited by Article X of this Indenture);

                  (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01 hereof;

                  (4) failure by the Company to comply for 30 days after the notice specified below with any other covenant contained in this Indenture or the Notes (in each case, other than a failure to repurchase Notes when required pursuant to Sections 4.11 and 4.16, which shall constitute an Event of Default under clause (2) above, and other than a failure to comply with Section 5.01, which shall constitute an Event of Default under clause (3) above);

                  (5) failure by the Company to comply for 60 days after the notice specified below with its other agreements contained in this Indenture;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default:

                           (a) is caused by a failure to pay principal of or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

                           (b)      results in the acceleration of such
                  Indebtedness before its maturity (and such acceleration is not rescinded within 20 days) (the "Cross-Acceleration Provision");

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (7) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary (each, a "Relevant Entity") pursuant to or within the meaning of Bankruptcy Law:
         (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against a Relevant Entity in an involuntary case; (ii) appoints a custodian of a Relevant Entity or for all or substantially all of the property of a Relevant Entity; or (iii) orders the liquidation of a Relevant Entity, and the order or decree remains unstayed and in effect for 60 days;

                  (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million or its foreign currency equivalent (net of any amounts for which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "Judgment Default Provision"); or

                  (10) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee and this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

                  Notwithstanding anything in this Section 6.01 to the contrary, a Default under clauses (4) and (5) of this Section shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and
(5) of this Section after receipt of such notice.

                  Section 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default described in clauses (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be immediately due and payable. If an Event of Default described in clauses (7) or
(8) of Section 6.01 occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  Section 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or a acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 6.04. Waiver of Past Defaults.

                  The Holders of a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

                  Section 6.05. Control by Majority.

                  Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

                  Section 6.06. Limitation on Suits.

                  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may direct the Trustee to pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (b) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

                  (c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Notwithstanding anything in this Section 6.06 to the contrary, the Holders of a majority in aggregate principal amount of the Notes then outstanding may pursue any remedy with respect to this Indenture or the Notes.

                  Section 6.07. Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.08. Collection Suit.

                  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee in its own name and as trustee of an express trust is authorized to recover judgment against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

                  Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of its Restrictive Subsidiaries (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money in the following order:

                  (a) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  (b) Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

                  (c) Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                  Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

                  Section 7.01. Duties of Trustee.

                  The following duties shall apply to the Trustee:

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i)      the duties of the Trustee shall be
                  determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.04 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.02. Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  Section 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.05. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  Section 7.06. Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 1, beginning with May 1, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                  Section 7.07. Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  (d) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  (f) The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

                  Section 7.08. Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (i)      the Trustee fails to comply with Section 7.10 hereof;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a custodian or public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  Section 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10. Eligibility; Disqualification.

                  (a) Following the appointment of a Trustee, there shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                  (b) Following the appointment of a Trustee, this Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                  Section 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes and all obligations of the Subsidiary Guarantors upon compliance with the conditions set forth below in this Article VIII.

                  Section 8.02. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied ("Legal Defeasance"). If the Company exercises its Legal Defeasance option, the Subsidiary Guarantees in effect at such time shall terminate. For this purpose, Legal Defeasance means that the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article II and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, the rights afforded to Holders under Section 7.12 hereof and the Company's and Subsidiary Guarantor's obligations in connection therewith and (iv) this Article VIII. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

                  Section 8.03. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
4.16, 4.17, 4.18, and 4.19 hereof and clause (3) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) with respect to 5.01(3) and 6.01(4) through 6.01(10) hereof shall not constitute Events of Default. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default described in clause
(4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under Section 6.01 hereof or because of the failure of the Company to comply with clause (3) and clause (4) of the first paragraph to Section 5.01 hereof.

                  Section 8.04. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes and Subsidiary
Guarantees:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm or a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exceptions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exceptions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an opinion of counsel (which may be subject to customary exceptions) to the effect that as of the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, subject to customary assumptions and exceptions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") or held in trust by the Company pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Notwithstanding anything in this Article VIII to the contrary the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 8.06. Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  Section 8.07. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 9.01. Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note to:

                  (a) cure any ambiguity, omission, defect or inconsistency;

                  (b) provide for the assumption pursuant to Article V hereof by a successor corporation or limited liability company of the obligations of the Company under this Indenture;

                  (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of

         Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                  (d) add Subsidiary Guarantees;

                  (e) secure the Notes;

                  (f) add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company;

                  (g) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights of any Holder in any material respect;

                  (h) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA; or

                  (i) provide for the issuance of Notes to the Holders in exchange for the Notes in furtherance of the obligations pursuant to the Registration Rights Agreement.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  Section 9.02. With Consent of Holders of Notes.

                  Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.11 and 4.16 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the

Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the stated rate of, or extend or change the stated time for, payment of interest, including default interest, on any Note;

                  (c) reduce the principal of or change the Stated Maturity of any Note;

                  (d) change, alter or waive any of the redemption provisions in any manner adverse to the holders of Notes;

                  (e) make any Note payable in money other than that stated in the Note;

                  (f) impair or alter in any respect the right of any Holder to receive payment of, principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

                  (g) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or of any Subsidiary Guarantee in a manner that adversely affects the rights of any Holder;

                  (h) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except as expressly permitted by this Indenture;

                  (i) make any change in the amendment provisions which require each Holder's consent;

                  (j) make any change in the provisions of this Indenture relating to waivers of past Defaults;

                  (k) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including a waiver of the payment default that resulted from such acceleration)); or

                  (l) make any change to Sections 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

                  Section 9.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

                  Section 9.04. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  Section 9.05. Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06. Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or im-munities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an opinion of counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  SUBORDINATION

                  Section 10.01. Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Company, including all Obligations with respect to the Credit Agreement, (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of, and enforceable by, the holders of Senior Debt.

                  Section 10.02. Liquidation; Dissolution; Bankruptcy.

                  Upon any distribution to creditors of the Company in a partial or total liquidation or partial or total dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its assets, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (i) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior
         Debt) before Holders of the Notes shall be entitled to receive any payment or distribution of any kind or character with respect to any Obligation on or relating to the Notes (except that Holders may receive
         (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to
         Section 8.01 hereof); and

                  (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article X shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interest may appear.

                  Section 10.03. Default on Designated Senior Debt.

                  (a) The Company may not make any payment or distribution to the Trustee or any Holder of any kind or character in respect of Obligations on or relating to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or assets or otherwise (other than (A) Permitted Junior Securities and (B) payment and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (a "Payment Default"); or

                  (ii) a default, other than a Payment Default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.10 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.

                  (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them:

                  (i) in the case of a Payment Default, upon the date upon which such Payment Default is cured or waived, and

                  (ii) in the case of a default referred to in clause (ii) of Section 10.03(a) hereof (a "Nonpayment Default"), the earliest of
         (x) the date on which all such Nonpayment Defaults are cured or waived,
         (y) 179 days after the date on which the applicable Payment Blockage Notice is received, or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice; provided, that the Company shall not resume payments on or distributions in respect of Notes, or acquire them pursuant to the foregoing clauses (i) or (ii) if the maturity of any Designated Senior Debt has been accelerated.

                  Section 10.04. Acceleration of Notes.

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

                  Section 10.05. When Distribution Must Be Paid Over.

                  In the event that the Trustee receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.02 or 10.03 hereof (and has actual knowledge that such payment is prohibited), such payment shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  Section 10.06. Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article X.

                  Section 10.07. Subrogation.

                  After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt (which distributions, to the extent received by the Holders, do not constitute, as between the Company and the Holders, payment by the Company on the Notes). A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and the Holders, a payment by the Company on the Notes.

                  Section 10.08. Relative Rights.

                  This Article X defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

                  If the Company fails because of this Article X to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

                  Section 10.09. Subordination May Not Be Impaired by Company.

                  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

                  Section 10.10. Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any). If there is a Representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under this Indenture from holders of such Senior Debt may be given only by their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

                  Section 10.11. Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Company or a representative of the Senior Debt holders may give the notice. Nothing in this
Article X shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have it if were not Trustee. Any Agent may do the same with like rights.

                  Section 10.12. Authorization to Effect Subordination.

                  Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee, on such Holder's behalf, to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                  Section 10.13. Amendments.

                  The provision of this Article X and Section 11.06 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                  Section 10.14. Trustee Not Fiduciary for Holders of Senior
Debt.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article X and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

                  Section 10.15. No Waiver.

                  The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring any liability or responsibility to the Holders of the Notes, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

                  (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

                  (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

                  (c) release any Person liable in any manner for the payment of Senior Debt; or

                  (d) exercise or refrain from exercising any rights against the Company and any other Persons.

                                   ARTICLE XI

                              SUBSIDIARY GUARANTEES

                  Section 11.01. Subsidiary Guarantees.

                  Subject to this Article XI, each of the Subsidiary Guarantors hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder of a Note and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  The Subsidiary Guarantors hereby agree that their obligations hereunder shall be fully, unconditional and irrevocable, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the

Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                  In addition, a Subsidiary Guarantor shall be released from its obligations under this Indenture and its Subsidiary Guarantee if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

                  Section 11.02. Limitation on Subsidiary Guarantor Liability.

                  Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor shall, after giving effect to the maximum amount referred to in
Section 4.19 and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article XI, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

                  Section 11.03. Execution and Delivery of Subsidiary Guarantee.

                  To evidence its Subsidiary Guarantee set forth in Section
11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note and that this In-denture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

                  Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee after the authentication thereof hereunder shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

                  In the event that the Company creates or acquires any new Subsidiaries subsequent to the date hereof, if required by Section 4.19 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.19 hereof and this Article XI, to the extent applicable.

                  Section 11.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                  Except as otherwise provided in Section 11.05 below, no Subsidiary Guarantor may be sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary of the Company, unless:

                  (a) the sale or other disposition is in compliance with this Indenture, including Sections 4.11, 4.17 and 5.01 hereof; and

                  (b) all the obligations of such Subsidiary Guarantor under the Credit Agreement and related documentation and any other agreements relating to any other Indebtedness of the Company or the Restricted Subsidiaries (other than such Subsidiary Guarantor) terminate upon consummation of such transaction.

                  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles IV and V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  Section 11.05. Releases Following Sale of Assets.

                  In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided, that (i) the sale and the Net Available Cash of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.11 and Section 4.17 hereof and (ii) all obligations of the Subsidiary Guarantor under the Credit Agreement and related documents and any other agreements relating to any other Indebtedness of the Company as a Restricted Subsidiary shall have terminated. Upon delivery by the Company to the Trustee of an Officers' Certificate and an opinion of counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.11 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                  Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article XI.

                  Section 11.06. Subordination of Subsidiary Guarantee.

                  The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article XI shall be junior and subordinated to the Subsidiary Guarantor Senior Debt of such Subsidiary Guarantor on the same basis and to the same extent as the Notes are junior and subordinated to Senior Debt of the Company pursuant to Article X. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article X hereof, and the provisions of
Article X hereof, shall apply mutatis mutandis to each Subsidiary Guarantor and its Subsidiary Guarantee, with appropriate corresponding references to the Subsidiary Guarantor Senior Debt of, and Permitted Junior Securities with respect to, such Subsidiary Guarantor.

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

                  Section 12.01. Satisfaction and Discharge.

                  This Indenture shall be discharged and shall cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

                  (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation; or

                  (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions of Section 3.07, and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

                  (b) the Company has paid all sums payable by it under this Indenture,

                  (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

                  (d) the Holders of outstanding Notes have a valid, perfected, exclusive security interest in this trust.

                  In addition, the Company must deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (2)(a) of this Section, the provisions of Section 12.02 and Section 8.06 hereof shall survive.

                  Section 12.02. Application of Trust Money.

                  Subject to the provisions of Section 8.06, all money or property deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  Section 13.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                  Section 13.02. Notices.

                  Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company and/or any Subsidiary Guarantor:

                  ERICO International Corporation
                  30575 Bainbridge Road
                  Solon, OH 44139
                  Telecopier No.: (440) 349-2996
                  Attention: President

                  With a copy to:

                  Jones Day
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114-1190
                  Telecopier No.: (216) 579-0212
                  Attention:  Patrick J. Leddy

                  If to the Trustee:

                  Wells Fargo Bank, N.A.
                  Corporate Trust Department
                  Sixth Street and Marquette Avenue
                  MAC N9303-120
                  Minneapolis, Minnesota 55475
                  Telecopier No.: 612-667-9825
                  Attention: Michael Lechner

                  The Company or any Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent (other than the Company or any Subsidiary) at the same time.

                  Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 13.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  Section 13.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Section 13.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator, controlling Person or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or the Subsidiary Guarantees for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  Section 13.08. Governing Law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 13.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 13.10. Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section
11.05 hereof.

                  Section 13.11. Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 13.12. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 13.13. Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of February 20, 2004

                                    ERICO INTERNATIONAL CORPORATION

                                    By: /s/ William H. Roj
                                        ----------------------------------------
                                        Name: William H. Roj
                                        Title: President

                                    ERICO PRODUCTS, INC.

                                    By: /s/ Peter B. Korte
                                        ----------------------------------------
                                        Name: Peter B. Korte
                                        Title: General Counsel and Secretary

                                    WELLS FARGO BANK, N.A., as Trustee

                                    By: /s/ Jane Y. Schweiger
                                        ----------------------------------------
                                        Name: Jane Y. Schweiger
                                        Title: Vice President

                                   SCHEDULE 1

ERICO Products, Inc.

                                                                       EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                 [Face of Note]

                                                         CUSIP/CINS ____________

                   8 7/8% Senior Subordinated Notes due 2012

No. __                                                             $____________

                        ERICO INTERNATIONAL CORPORATION,

promises to pay to CEDE & CO.

or its registered assigns

the principal sum of ___________________________________________________________

Dollars on March 1, 2012

Interest Payment Dates:  March 1 and September 1

Record Dates:  February 15 and August 15

Dated:  February 20, 2004

                                    ERICO INTERNATIONAL CORPORATION

                                    By: ________________________________________
                                        Name:
                                        Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A., as Trustee

By:   _________________________
        Authorized Signatory

                                 [Back of Note]

                     8 7/8% Senior Subordinated Notes due 2012

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. ERICO International Corporation, an Ohio corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 7/8% per annum from September 1, 2004 until maturity. The Company will pay interest semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated or otherwise duly issued and delivered between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section
2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent (if other than the Company). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar with prior written notice to the Trustee. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under the Indenture dated as of February 20, 2004 (the "Indenture"), among the Company, the Trustee and the Subsidiary Guarantor. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5.       Optional Redemption.

                  (a) At any time after March 1, 2008, the Company shall have the option to redeem, from time to time, the Notes, in whole or in part, upon not less than 30 or more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest date), if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year                                                        Percentage
----                                                        ----------
2008.................................................       104.438%
2009.................................................       102.219%
2010 and thereafter..................................       100.000%

                  (b)      Notwithstanding the provisions of clause (a) of this
Section 5 and any subsequent amendment to the Indenture, at any time prior to March 1, 2007, the Company may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 8 7/8% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption and that each such redemption occurs within 90 days after the date of the closing of such Qualified Equity Offering (or, if later, the closing of any over-allotment option for such Qualified Equity Offering).

                  (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                  6. Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

                  7. Repurchase at Option of Holder. If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  8. Offer to Purchase by Application of Excess Proceeds. In the event that the Company or any Restricted Subsidiary commences any Asset Dispositions the Company shall be required to commence an offer (an "Asset Disposition Offer") to all Holders of the Notes, and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to repurchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes") to purchase Notes and the Pari Passu Notes and the Company shall follow the procedures specified below:

                  The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company shall repurchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to Section 4.11 and in accor-dance of Section 3.09 of the Indenture (the "Asset Disposition Offer Amount") or, less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer. Payment for any Notes and Pari Passu Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note or Pari Passu Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes or Pari Passu Notes pursuant to the Asset Disposition Offer.

                  Upon the commencement of an Asset Disposition Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes and Pari Passu Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

                  (a) that the Asset Disposition Offer is being made pursuant to Sections 3.09 and 4.11 of the Indenture and the length of time the Asset Disposition Offer shall remain open;

                  (b) the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Purchase Date;

                  (c) that any Note or Pari Passu Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note or Pari Passu Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrete or accrue interest after the Asset Disposition Purchase Date;

                  (e) that Holders electing to have a Note or Pari Passu Note purchased pursuant to an Asset Disposition Offer may elect to have such Notes and Pari Passu Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note or Pari Passu Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note or Pari Passu Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note or the Pari Passu Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Disposition Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Disposition Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Pari Passu Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note or Pari Passu Note purchased;

                  (h) that, if the aggregate principal amount of Notes or Pari Passu Notes surrendered by Holders exceeds the Asset Disposition Offer Amount, the Company shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in integral multiples of $1,000 shall be purchased); and

                  (i) that Holders whose Notes or Pari Passu Notes were purchased only in part shall be issued new Notes or Pari Passu Notes equal in principal amount to the unpurchased portion of the Notes or Pari Passu Notes surrendered (or transferred by book-entry transfer).

                  On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been tendered, all Notes and Pari Passu Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes and Pari Passu Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Section
3.09 of the Indenture. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Disposition Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes and Pari Passu Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note (or issue a new Pari Passu Note), and the Trustee upon written request from the Company shall authenticate and mail or deliver such new Note or Pari Passu Note to such Holder, in a principal amount equal to any unpurchased portion of the Note or Pari Passu Note surrendered. Any Note or Pari Passu Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  9. Notice of Redemption. Subject to Section 5, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  10. Denominations. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, omission, defect or inconsistency; (ii) provide for the assumption pursuant to Article V of the Indenture by a successor corporation or limited liability company of the obligations of the Company under the Indenture;
(iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code); (iv) add Subsidiary Guarantees; (v) secure the Notes; (vi) add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company; (vii) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights of any Holder; (viii) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or (ix) provide for the issuance of Notes to the Holders in exchange for the Notes in furtherance of the obligations pursuant to the Registration Rights Agreement.

                  13. Defaults and Remedies. Events of Default include: (i) default by the Company in any payment of interest or liquidated damages (as required by the Registration Rights Agreement) on any Note when due and payable, continued for 30 days (whether or not such payment is prohibited by Article X of the Indenture); (ii) default by the Company in the payment of principal of or premium, if any, on any Note when due and payable, at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Article X of the Indenture); (iii) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01 of the Indenture; (iv) failure by the Company to comply for 30 days after the notice specified below with any other covenant or other agreement contained in the Indenture or the Note (in each case, other than a failure to repurchase Notes when required pursuant to the covenants described in Sections 4.11 and 4.16 of the Indenture, which will constitute an Event of Default under clause (ii) above, and other than a failure to comply with Section
5.01 of the Indenture, which will constitute an Event of Default under clause
(iii) above); (v) failure by the Company to comply for 60 days after the notice specified below with its other agreements contained in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness before its maturity (and such acceleration is not rescinded within 20 days) the "Cross-Acceleration Provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;
(vii) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary (each, a "Relevant Entity") pursuant to or within the meaning of Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or
(e) generally is not paying its debts as they become due; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against a Relevant Entity in an involuntary case; (b) appoints a custodian of a Relevant Entity or for all or substantially all of the property of a Relevant Entity; or (c) orders the liquidation of a Relevant Entity, and the order or decree remains unstayed and in effect for 60 days; (ix) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest available financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million or its foreign currency equivalent (net of any amounts for which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "Judgment Default Provision"); and (x) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee and the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

                  However, a Default under clauses (iv) and (v) of this Section 13 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (iv) and (v) of this Section 13 after receipt of such notice.

                  14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  15. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, controlling Person or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or the Subsidiary Guarantees for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  ERICO International Corporation
                  30575 Bainbridge Road
                  Solon, OH 44139
                  Telecopier No.: (440) 349-2996
                  Attention: President

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code) and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                             Your Signature: ___________________________________
                                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

                        [ ] Section 4.11 [ ] Section 4.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                             $_______________

Date: _______________

                             Your Signature: ___________________________________
                                   (Sign exactly as your name appears on the face of this Note)

                             Tax Identification No.: ___________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                             Principal Amount of         Signature
                                                                              this Global Note         of authorized
                          Amount of decrease        Amount of increase         following such            officer of
                          in Principal Amount      in Principal Amount          decrease (or             Trustee or
 Date of Exchange         of this Global Note      of this Global Note            increase)            Note Custodian
--------------------     ----------------------    ---------------------    ----------------------     ---------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

ERICO International Corporation
30575 Bainbridge Road
Solon, OH 44139
Telecopier No.: (440) 349-2996
Attention: President

Wells Fargo Bank, N.A.

                  Re: ERICO International Corporation 8 7/8% Senior
                      Subordinated Notes due 2012

                  Reference is hereby made to the Indenture, dated as of February 20, 2004 (the "Indenture"), between ERICO International Corporation, as issuer (the "Company"), and the Subsidiary Guarantor named therein for the benefit of the Holders thereunder and by and between the Company, and the Subsidiary Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a "designated offshore securities market" (as defined in Rule 902(b) under the Securities Act) and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of

Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                           [Insert Name of Transferor]

                           By: _________________________________________________
                               Name:
                               Title:

Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

                  1. The Transferor owns and proposes to transfer the following:

                                    [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                           (i)      [ ] 144A Global Note (CUSIP _________), or

                           (ii)     [ ] Regulation S Global Note (CUSIP
                  _________), or

                           (iii)    [ ] IAI Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note.

                  2.       After the Transfer the Transferee will hold:

                                    [CHECK ONE]

                  (a) [ ] a beneficial interest in the:

                           (i)      [ ] 144A Global Note (CUSIP _________), or

                           (ii)     [ ] Regulation S Global Note (CUSIP
                  _________), or

                           (iii)    [ ] IAI Global Note (CUSIP _________); or

                           (iv)     [ ] Unrestricted Global Note (CUSIP
                  _________); or

                  (b) [ ] a Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

ERICO International Corporation
30575 Bainbridge Road
Solon, OH 44139
Telecopier No.: (440) 349-2996
Attention: President

Wells Fargo Bank, N.A.

                  Re: ERICO International Corporation 8 7/8% Senior Subordinated Notes due 2012

(CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of February 20, 2004, as amended, modified or supplemented from time to time (the "Indenture"), between ERICO International Corporation, as issuer (the "Company"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and the Subsidiary Guarantor named therein for the benefit of the Holders thereunder and by and between the Company, and the Subsidiary Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                           [Insert Name of Transferor]

                           By: _________________________________________________
                               Name:
                               Title:

Dated: _______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM

                          ACQUIRING ACCREDITED INVESTOR

ERICO International Corporation
30575 Bainbridge Road
Solon, OH 44139
Telecopier No.: (440) 349-2996
Attention: President

Wells Fargo Bank, N.A.

                  Re: ERICO International Corporation 8 7/8% Senior Subordinated Notes due 2012

(CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of February 20 2004, as amended, modified or supplemented from time to time (the "Indenture"), between ERICO International Corporation, as issuer (the "Company"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and the Subsidiary Guarantor named therein for the benefit of the Holders thereunder and by and between the Company, and the Subsidiary Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Note, or

                  (b) [ ] a Definitive Note,

we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                           [Insert Name of Transferor]

                           By: _________________________________________________
                               Name:
                               Title:

Dated: _______________________

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

                  For value received, the Subsidiary Guarantor (which term includes any successor Person under the Indenture, dated as of February 20, 2004, as amended, modified, or supplemented from time to time (the "Indenture"), between ERICO International Corporation, as issuer (the "Company"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and the Subsidiary Guarantor named therein for the benefit of the Holders thereunder and by and between the Company and the Subsidiary Guarantor and the Trustee) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a)(i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and (iii) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (x) agrees to and shall be bound by such provisions, (y) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (z) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Dated:  ________

                           ERICO PRODUCTS, INC.

                           By: _________________________________________________
                               Name:
                               Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
               TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

                  Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of ERICO International Corporation (or its permitted successor), an Ohio corporation (the "Company"), the Company, the other Subsidiary Guarantor[s] (as defined in the Indenture referred to herein).

                               W I T N E S S E T H

                  WHEREAS, the Company, the Trustee and the Subsidiary Guarantors named therein have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 20, 2004, providing for the issuance of an unlimited aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2012;

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  (a) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

                     (i) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (A) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (B) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (ii) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (iii) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (iv) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Subsidiary Guarantor under the Indenture.

                  (v) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (vi) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (vii) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

                  (viii) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (ix) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article XI of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Subsidiary

                  Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

                  (c) Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  (d) Guaranteeing Subsidiary may Consolidate, etc. on Certain

         Terms.

                  (i) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

                           (A) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee on the terms set forth herein or therein; and

                           (B) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (ii) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (iii)    Except as set forth in Articles IV and V and Sections
         11.04 and 11.05 of Article XI of the Indenture, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  (e) Releases.

                  (i) In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the sale and the Net Available Cash of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.11 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an opinion of counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section
         4.11 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                  (ii) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article XI of the Indenture.

                  (f) No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, controlling Person or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the indenture or the Subsidiary Guarantees for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  (g) NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  (h) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  (i) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  (j) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  __________________

                           [Guaranteeing Subsidiary]

                           By: _________________________________________________
                               Name:
                               Title:

                           VERICO INTERNATIONAL CORPORATION

                           By: _________________________________________________
                               Name:
                               Title:

                           [Existing Subsidiary Guarantors]

                           By: _________________________________________________
                               Name:
                               Title:

                                   SCHEDULE I

                        SCHEDULE OF SUBSIDIARY GUARANTORS

                  The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:

ERICO Products, Inc.